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EXHIBIT 5

National Australia Bank Limited ABN 12 004 044 937
Group Legal
11 February 2003	500 Bourke Street Melbourne Telephone (03) 8641 3500 Facsimile (03) 8641 4902 Telex 30241
Securities and Exchange Commission 450 Fifth Street, N.W. Washington DC 20549 U.S.A.	Postal Address GPO Box 84A Melbourne Victoria 3001

Ladies and Gentlemen

Form S-8 Registration Statement—National Australia Bank Limited Staff Share,
Option and Performance Rights Plans

I am the General Counsel, Corporate Advisory and Capital Markets of National Australia Bank Limited ("NAB") and as such am currently a full-time employee of NAB.

In connection with the registration statement on Form S-8 (the "Registration Statement") being filed by NAB under the Securities Act of 1933, as amended, covering up to 5,332,500 of NAB's ordinary shares, no par value (the "Securities"), which are issuable under the terms and conditions of a) the National Australia Bank Staff Share Ownership Plan and associated Loan Scheme Rules, b) the National Australia Bank Executive Option Plan, c) the National Australia Bank Executive Share Option Plan No. 2 and d) the National Australia Bank Performance Rights Plan (the "Plans"), I have examined and am familiar with the Constitution of NAB, the minutes of the meetings of its Shareholders and Board of Directors, the Registration Statement, the Plans and various other documents relating to the issuance of the Securities contemplated by the Registration Statement.

Based on the foregoing, I am of the opinion that the Securities, when issued, delivered and paid for in accordance with the terms of the Plans, will be validly issued and outstanding and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 in respect of the Plans.

Yours faithfully,

Myshele Shaw
General Counsel
Corporate Advisory and Capital Markets

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  EXHIBIT 5
Form S-8 Registration Statement—National Australia Bank Limited Staff Share, Option and Performance Rights Plans